Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074

TEL 804 — 788 — 8200 FAX 804 — 788 — 8218

April 7, 2014	FILE NO: 76677.000022

Xenith Bankshares, Inc.

One James Center

901 East Cary Street

Suite 1700

Richmond, Virginia 23219

Xenith Bankshares, Inc.

Registration Statement on Form S-4

Ladies and Gentleman:

We have acted as counsel to Xenith Bankshares, Inc., a Virginia corporation (“Xenith Bankshares”), in connection with its Registration Statement on Form S-4 (as it may be amended from time to time, the “Registration Statement”), initially filed by Xenith Bankshares with the Securities and Exchange Commission (the “Commission”) on April 7, 2014 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of 1,722,180 shares of its common stock, $1.00 par value per share (the “Shares”), to be issued in connection with transactions contemplated by that certain Agreement of Merger, dated as of March 20, 2014, among Xenith Bankshares, Xenith Bank and Colonial Virginia Bank, and the related plan of merger (as it may be amended from time to time, the “Merger Agreement”).

This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of Xenith Bankshares, certificates of public officials and officers of Xenith Bankshares and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) Xenith Bankshares’ Amended and Restated Articles of Incorporation, as amended through the date hereof, (ii) Xenith Bankshares’ Amended and Restated Bylaws, as amended through the date hereof, (iii) the Registration Statement, including the exhibits thereto, (iv) resolutions of Xenith Bankshares’ Board of Directors, adopted on March 14, 2014 and (v) confirmation on the date hereof to the effect that Xenith Bankshares is existing under the laws of the Commonwealth of Virginia and in good standing.

ATLANTA    AUSTIN    BANGKOK    BEIJING    BRUSSELS     CHARLOTTE    DALLAS    HOUSTON    LONDON    LOS ANGELES McLEAN    MIAMI    NEW YORK    NORFOLK    RALEIGH    RICHMOND    SAN FRANCISCO    TOKYO    WASHINGTON

www.hunton.com

Xenith Bankshares, Inc.

April 7, 2014

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of documents by Xenith Bankshares and the validity, binding effect and enforceability thereof upon Xenith Bankshares).

We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

1.	Xenith Bankshares is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.	The Shares have been duly authorized and, when the Registration Statement has been declared effective by order of the Commission and the Shares have been issued upon the terms and conditions set forth in the Merger Agreement and as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Hunton & Williams LLP